Exhibit 3.39

                         AMENDMENT OF PURCHASE AGREEMENT
                              DATED AUGUST 25, 2000

      AMENDMENT, dated April 15, 2002 (the "Amendment") among Milestone Scientific Inc., a Delaware corporation with its principal offices at 220 South Orange Avenue, Livingston, New Jersey 07039 ("the Company"), and the holders of Milestone's 20% Secured Promissory Notes (the "Notes") (individually, the "Noteholder" and collectively, the "Noteholders") to the Purchase Agreement dated August 25, 2000.

                                    RECITALS

      WHEREAS, pursuant to a Purchase Agreement, dated August 25, 2000, among the Company and the Noteholders (the "Agreement"), each Noteholder purchased from the Company a 20% Secured Promissory Note, dated August 28, 2000 (the "Notes") on which, as of March 31, 2002, there is a balance of principal and interest in the amounts set forth opposite each Noteholder's name on Schedule A;

      WHEREAS, Milestone and the undersigned Noteholders desire to amend the Agreement and exchange their Notes for the Company's 6%/12% Senior Secured Promissory Notes (the "New Notes") as described herein;

      NOW, THEREFORE, in consideration of the promises set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

      1. The Company shall issue to each Noteholder a New Note having the following terms:

      a.    The issuance date shall be as of March 31, 2002 (the "Issuance
            Date");

      b.    The maturity date shall be July 1, 2003 (the "Maturity Date");

      c. The face value shall be equal to the outstanding principal and interest on the Noteholder's Note as of March 31, 2002 (the "Face Value");

      d. Interest shall accrue on the Face Value at the rate of 6% per annum from the Issuance Date to the Maturity Date, if paid in cash, or 12% per annum from the Issuance Date to the Maturity Date, if paid in Common Stock, as defined below. Interest shall be payable on the Maturity Date;

      e. At the option of the Company, the Face Value shall be payable either in cash or in shares of the Company's Common Stock, Par value $.001 per share (the "Common Stock"), valued at the average closing price per share of the Common Stock for the five trading days ending the day prior to the Maturity Date of the New Notes, provided that such shares of Common Stock have been registered pursuant to the Registration Rights Agreement among the Company and Noteholders, dated August 25, 2000 (the "Registration Rights Agreement");

      f. The New Notes shall continue to be secured by raw material, work in process, finished goods inventories and certain proceeds thereof, copyrights, trademarks and other intellectual property that may now or hereinafter be owned by the Company, and the Company shall execute and deliver such documents and instruments and take other reasonable actions to insure that the Noteholders have a perfected first security interest in the above mentioned assets, all pursuant to the Security Agreement dated August 25, 2000 among the Company and the Noteholders (the "Security Agreement"), which is hereby amended to substitute the New Note for the Note in all references;

      g. The payment of the entire Face Value, including all accrued interest, of the New Notes, shall be senior in right of payment to all other indebtedness of the Company, whether incurred prior or subsequent to the date of thereof other than (i) any purchase money obligations incurred by the Company in connection with the purchase of property in the ordinary course of business, and (ii) all payment obligations of the Company pursuant to any capitalized lease entered into by the Company, and (iii) all payables incurred by the Company in the ordinary course of its business; and

      h. It is confirmed that there are no restrictions on the Company's right to obtain additional unsecured loans so long as they bear a maturity date that is subsequent to August 1, 2003.

      i. Except as otherwise provided herein, the provisions of the Note relating to the rights of the Noteholders and the obligations of the Company shall be incorporated into the New Notes, which shall appear substantially in the form annexed hereto as Exhibit A.

      2. Each Noteholder shall promptly return his Notes to the Company in exchange for the New Notes in the amount set forth opposite his name on Schedule A.

      3. The Company's obligations and the rights of the Noteholders under the Notes shall terminate upon the execution of this Amendment by the holders of 80% of the outstanding principal amount of the Notes, except for the right of the Noteholders to exchange his Note for the New Note, as provided herein.

      4. As additional consideration for the extension of the maturity dates on the Notes, the Company shall issue, to each of the undersigned Noteholders who execute and return this Amendment to the Company by the close of business on April 15, 2002, shares of the Company's Common Stock with a value of $120 for each $1,000 Face Value of the New Note held by such Noteholder. The shares shall be issued promptly


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

following maturity and will be valued at the average closing price during the five trading days preceding maturity.

      5. The Registration Rights Agreement is hereby amended to include in the definition of "Registrable Securities" as used therein any shares of Common Stock that may be issued as payment on principal and interest on the New Notes.

      6. Except as otherwise provided herein, the Agreement, the Security Agreement, the Warrants, and the Registration Rights Agreement shall continue unchanged and in full force and effect.

      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

                                           MILESTONE SCIENTIFIC INC.

                                           By: _________________________________
                                               Lenoard Osser
                                               Chairman and CEO


                                           CUMBERLAND BENCHMARKED PARTNERS, L.P.
                                           By CUMBERLAND ASSOCIATES

                                           By: _________________________________
                                               Bruce G. Wilcox
                                               Chairman, Management Committee


                                           CUMBERLAND PARTNERS, L.P.
                                           By CUMBERLAND ASSOCIATES

                                           By: _________________________________
                                               Bruce G. Wilcox
                                               Chairman, Management Committee


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

                                           LONGVIEW PARTNERS A, L.P.
                                           By CUMBERLAND ASSOCIATES

                                           By: _________________________________
                                               Bruce G. Wilcox
                                               Chairman, Management Committee


                                           LONGVIEW PARTNERS B, L.P.
                                           By CUMBERLAND ASSOCIATES

                                           By: _________________________________
                                               Bruce G. Wilcox
                                               Chairman, Management Committee


                                           LONGVIEW PARTNERS, L.P.
                                           By CUMBERLAND ASSOCIATES

                                           By: _________________________________
                                               Bruce G. Wilcox
                                               Chairman, Management Committee


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

                                   Scehdule A

Noteholder                                                Face value of New Note

Cumberland Partners                                            $  812,075.69
LongView Partners                                              $  182,336.85
LongView Partners B                                            $  123,461.66
Cumberland Benchmark Partners                                  $  227,530.11
LongView Partners A                                            $   19,951.68
                                                               -------------
                                                               $1,365,356.00


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